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                                                                      Exhibit 32

                           Section 1350 Certifications
            Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18,
                              United States Code)


     Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Kindred Healthcare, Inc., a Delaware corporation (the "Company"), does hereby certify that:

     The Quarterly Report on Form 10-Q for the quarter ended June 30, 2003 (the "Form 10-Q") of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.


Date:  August 13, 2003                        /s/ Edward L. Kuntz
                                              ----------------------------------
                                              Edward L. Kuntz
                                              Chairman of the Board and
                                              Chief Executive Officer


Date:  August 13, 2003                        /s/ Richard A. Lechleiter
                                              ----------------------------------
                                              Richard A. Lechleiter
                                              Senior Vice President, Chief
                                              Financial Officer and Treasurer